Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated October 21, 2014, in this Registration Statement (Form S-6 No. 333-198473) of Smart Trust, Dynamic Sector Income Trust, Series 10.

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

October 21, 2014